Exhibit 10.17

               VIRGINIA BEACH FEDERAL SAVINGS AND LOAN ASSOCIATION
                             1981 STOCK OPTION PLAN
                                   AS AMENDED


     1.PURPOSE OF THE PLAN. The Plan shall be known as the Virginia Beach Federal Savings and Loan Association 1981 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to all employees of Virginia Beach Federal Savings and Loan (the "Association") or any present or future parent or subsidiary of the Association to promote the success of the business. It is intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended.

     2. DEFINITIONS. As used herein, the following definitions shall apply.

     a. "Association" shall mean the Virginia Beach Federal Savings and Loan Association.

     b. "Board" shall mean the Board of Directors of the Association.


     c. "Common Stock" shall mean Common Stock, par value $.01 per share, of the Association.

     d. "Code" shall mean the Internal Revenue Code of 1954, as amended.


     e. "Committee," shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

     f. "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment by the Association or any present or future Parent or Subsidiary of the Association. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Association or in the case of transfers between payroll locations of the Association or between the Association, its Parent, its Subsidiaries or a successor.


     g. "Effective Date" shall mean the date specified in paragraph 12 hereof.

     h. "Employee" shall mean any person employed on a full-time basis by the Association or any present or future Parent or Subsidiary of the Association.
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     i. "Option" shall mean a stock option granted pursuant to this Plan.

     j. "Optioned Stock" shall mean stock subject to an Option granted pursuant to this Plan.

     k. "Optionee" shall mean an Employee who receives an Option.

     l. "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Subsection 425(e) and (g) of the Code.

     m. "Plan" shall mean the Virginia Beach Federal Savings and Loan Association 1981 Stock Option Plan.

     n. "Share" shall mean one share of common stock.

     o. "Subsidiary" shall mean any present or future corporation, which would be a "subsidiary corporation" as defined in Subsection 425(f) and (g) of the Code.

     3.SHARED SUBJECT TO THE PLAN. Except as otherwise required by the provisions of Paragraph 10 hereof, the aggregate number of shares of Common Stock deliverable upon the exercise of Options pursuant to the Plan shall not exceed 98,750 shares. Such shares may either be authorized but unissued or treasury shares.

     If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan.

     4. ADMINISTRATION OF THE PLAN.

     a. Composition of Option Committee. The Plan shall be administered by an Option Committee (the "Committee") consisting of not less than three Directors of the Association appointed by the Board. Employees who are designated by the committee as key executives shall be eligible to receive an Option under the Plan, and all persons designated as members of the Option Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934.

     b. Powers of the Option Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to the resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall
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constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     The president of the Association is hereby authorized to execute instruments evidencing Options on behalf of the Association and to cause them to be delivered to the Optionees.

     c. Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     5. ELIGIBILITY. Options may be granted only to Employees of the Association, or any present or future Parent or Subsidiary. An employee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

     The aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted Options in any calendar year (under all Incentive Stock Option Plans, as defined in Section 422A of the Code, of the Association or any present or future Parent or Subsidiary of the Association) shall not exceed $100,000 plus any unused limit carryover to such year as defined in Section 422A(c) of the code.

     No Option (for purposes of this paragraph 5 called "New Option") shall be exercisable while there is outstanding any Incentive Stock Option (as defined in Section 422A of the Code) which was granted, before the granting of the New Option, to the Employee to whom the New Option is granted, to purchase stock in the Association or any present or future Parent or Subsidiary of the Association. A previously granted Incentive Stock Option shall be treated as outstanding until such prior option is exercised in full or expires by reason of lapse in time.

     6. TERM OF PLAN; TERM OF OPTIONS.

     a. The Plan shall continue in effect for a term of ten (10) years from its Effective Date, unless sooner terminated pursuant to paragraph 14. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

     b. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years, provided however that in the case of an Employee who owns Stock representing more than ten (10) percent of the Association's outstanding Common Stock at the time the Option is granted, the term of such Option shall not exceed five years.

     7. OPTION PRICE. The price per shares at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be less than the fair market value of the stock at the time such Option is granted. In the case of an Employee who owns Stock representing more than ten (10) percent of the Association's outstanding Common Stock at the time the Option is granted, the Option price shall not be less than 110% of
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the fair market value of the stock at the time the Option is granted. If the
Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Option, then the price per share shall be not less than the mean between the bid and asked price on the date the Option is granted or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If the Common Stock is listed on a national securities exchange at the time of granting an Option, then the price per share shall be no less than the average of the highest and lowest selling price on such exchange on the date such Option is granted or if there were no sales on said date, then the price shall be not less than the mean between the bid and asked price on such date.

     8. EXERCISE OF OPTION.

     a. Procedure for Exercise. Any Option hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee. An Option may not be exercised for a fractional Share.

     b. An Option granted pursuant to the Plan may be exercised, subject to provisions relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of shares, and (b) payment to the Association (contemporaneously with delivery of each such notice), in cash, of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Association at the Association's executive offices, until the total number of shares then subject to the Option has been purchased.

     c. Exercise During Employment or Following Death or Disability. Unless otherwise provided in the terms of an Option, an Option may be exercised by an Optionee only while he is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option, except if his Continuous Employment is terminated by reason of death, such Option of the deceased Optionee may be exercised within ninety (90) days from the date of his death by the person or persons (including his estate) to whom his rights under such Option shall have passed by will or by the laws of descent and distribution.

     d. The Committee's determination whether an Optionee's employment has ceased and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     9. NON-TRANSFERABILITY OF OPTION. Options granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.
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     10. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Association or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there shall be substituted for each share of Common Stock then under Option or available for Option the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or for which each such share shall be so exchanged.

     In the event there shall be any other change in the number of, or kind of issued shares of Common Stock, or of any capital stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board shall in its sole discretion, determine that such change equitably requires an adjustment in the number, or kind, or Option price of shares then subject to an Option or available for Option, such adjustment shall be made by the Board and shall be effective and binding for all purposed of the Plan.

     11. TIME OF GRANTING OF OPTION. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.


     12. EFFECTIVE DATE. The Plan shall become effective upon its adoption by the Board and shall be subject to ratification by a vote of the holders of a majority of the outstanding shares of the Association present in person or by proxy at the legal meeting. The Plan shall continue in effect for a term of ten
(10) years from the Effective Date, unless sooner terminated under paragraph 15 of the Plan.

     13. APPROVAL BY STOCKHOLDERS. The Plan shall be ratified by stockholders of the Association within twelve (12) months before or after the date it is adopted.


     14. MODIFICATION OF OPTIONS. At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension, or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     16. AMENDMENT AND TERMINATION OF THE PLAN. The Board may alter, suspend or discontinue the Plan except that no action of the Board may increase (other than as provided in Section 10) the maximum number of shares permitted to be optioned under the Plan, or reduce the minimum Option price, or extend the period within which Options
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may be exercised, unless such action of the Board shall be subject to approval or ratification by the shareholders of the Association.

     No action of the Board may, without the consent of the holder of the Option, impair any then outstanding Option.

     17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provision of law, including, without limitation, the Securities and Exchange Act of 1933, as amended, the rules and regulation promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     Inability of the Association to obtain from any regulatory body or authority deemed by the Association's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Association of any liability in respect to the non-issuance or sale of such shares.

     As a condition to the exercise of an Option, the Association may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     18. RESERVATION OF SHARES. The Association during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.